SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PROFESSIONAL STAFF

                    GAMCO INVESTORS, INC.
                                12/03/02            3,300             1.3440
                                12/02/02            1,000             1.3200
                                11/29/02            1,000             1.4000
                                11/27/02            2,300             1.3500
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                12/24/02            2,000             1.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.